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                                                                    EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement pertaining to the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan of our report, dated January 26, 1996, with respect to the financial statements of WRDW-TV, an operating station of Television Station Partners, L.P. included in the prospectus, dated September 24, 1996, of Gray Communications Systems, Inc. filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


                                        ERNST & YOUNG LLP

Atlanta, Georgia
November 4, 1996